
                                                                         NSAR ITEM 77O

                                                            VK Trust for Investment Grade Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING          PURCHASED FROM    AMOUNT OF SHARES % OF UNDERWRITING   DATE OF PURCHASE
                                                                        PURCHASED
         1              NC Eastern Muni. Power      Smith Barney         1,000,000         0.730             11/03/99
         2               NY State Dorm-Courts          Lehman            2,000,000         0.729             12/10/99
         3               NY State Dorm-Courts          Lehman            3,000,000         1.220             12/09/99
         4              Nassau County Finance         Goldman            2,000,000           .78             10/19/00
                           Authority - NY

UNDERWRITER #1                       UNDERWRITER #2                     UNDERWRITER #3
------------------                   --------------                     --------------
JP Morgan                            Bear Stearns                       Bear Stearns
Goldman Sachs                        Goldman Sachs                      Goldman Sachs
Morgan Stanley                       Nations Bank                       Nations Bank
JC Bradford                          Morgan Stanley                     Morgan Stanley
First Union Securities               Prudential                         Prudential
J Lee Peeler                         Advest                             Advest
Legmason                             MR Beal & Company                  MR Beal & Company
Wachovia Securities                  First Albany                       First Albany
                                     Fleet                              Fleet
                                     Lebenthal & Company                Lebenthal & Company
                                     JP Morgan                          JP Morgan
                                     PaineWebber                        PaineWebber



Underwriter #4
--------------
Goldman, Sachs & Co.
PaineWebber Incorporated
First Albany Corporation
Morgan Stanley Dean Witter
Salomon Smith Barney
M.R. Beal & Company
Fleet Securities, Inc.
Merrill Lynch & Co.
Ramirez & Co. Inc.
Roosevelt & Cross, Inc.
William E. Simon & Sons Municipal Securities Inc.